                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________
                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             _____________________
                             MIRAGE HOLDINGS, INC.
               (Name of registrant as specified in its charter)
                             _____________________

         NEVADA                                         95-4627685
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)
                             _____________________

                     225 Santa Monica Boulevard, Suite 410
                            Santa Monica, CA 90401
                                (310) 395-3155
            (Address and telephone number of Registrant's principal
              executive offices and principal place of business)
                             _____________________

                                  COPIES TO:

                           Lawrence W. Horwitz, Esq.
                                Horwitz & Beam
                         Two Venture Plaza, Suite 350
                               Irvine, CA 92618
                             ____________________

Securities to be registered pursuant to Section 12(b) of the Act:

          None

Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock, no par value
     Common Stock, no par value, underlying Representative Warrants
     Common Stock, no par value, underlying Warrants
     Common Stock, no par value, issued in connection with bridge financing Common Stock, no par value, underlying warrants issued in connection with bridge financing
     Common Stock, no par value, underlying options issued to pursuant to
       Employee Stock Option Plan
     Common Stock, no par value, issuable to Consultant
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is made to the description of the terms of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Securities," "Underwriting," and "Legal Matters" in the prospectus filed by Mirage Holdings, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-28861 (the "Registration Statement").
                     -----

ITEM 2.   EXHIBITS.

     Pursuant to "Instructions As to Exhibits" accompanying Form 8-A, Exhibits I.1, II-4.1, and II-4.2 are incorporated herein by reference from the Registration Statement. Exhibits II-1, II-2, II-3, and II-6 are not required to be filed with, or incorporated by reference in, this Form 8-A filed with the Commission; however, to the extent such exhibits exist, they have been filed as exhibits to the Registration Statement.


EXHIBIT NUMBER              DESCRIPTION
--------------              -----------

     I-1     -       Specimen certificate for Common Stock of the Company.

     I-2     -       By-laws of the Company

     II-1    -       The Registration Statement

     II-2    -       Not applicable

     II-3    -       Not applicable

     II-4.1  -       Certificate of Incorporation of the Company.

     II-4.2  -       See Exhibit I-2.

     II-5    -       See Exhibit I-1.

     II-6    -       Not applicable
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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Santa Monica, State of California, on June 18, 1997.

                                MIRAGE HOLDINGS, INC.


                                By: /s/ NAJEEB U. GHAURI
                                   -----------------------------
                                   Najeeb U. Ghauri
                                   President and Director